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Exhibit 5.1

September 13, 2017

Jones Energy, Inc.
807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Ladies and Gentlemen:

        We have acted as counsel for Jones Energy, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), registering an aggregate of 29,431,756 shares of Class A common stock, par value $0.001 per share, of the Company ("Class A Shares"), to be offered and sold by the selling stockholders identified therein (the "Selling Stockholders") from time to time pursuant to Rule 415 under the Securities Act. The Class A Shares that may be sold by the Selling Stockholders may be issued upon exchange of membership interests of Jones Energy Holdings, LLC, a Delaware limited liability company (such membership interests, "JEH Units"), together with an equal number of shares of Class B common stock, par value $0.001 per share, of the Company ("Class B Shares") pursuant to an Exchange Agreement, dated as of July 29, 2013 (the "Exchange Agreement").

        In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof, (ii) the Amended and Restated Bylaws of the Company, (iii) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (iv) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, statutes and other instruments and documents and (v) the Registration Statement and the prospectus contained therein (the "Prospectus").

        In connection with rendering the opinion set forth below, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Class A Shares offered thereby; (iii) all Class A Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus; (iv) the certificates, if any, for the Class A Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of such Class A Shares, or, if uncertificated, valid book-entry notations will have been made in the register of the Company in accordance with the provisions of the governing documents of the Company; and (v) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document submitted to us as a copy conforms to an authentic original and all signatures on each such document are genuine.

        Based upon and subject to the foregoing, we are of the opinion that, when the Class A Shares have been issued and delivered to the Selling Stockholders in the manner described in the Registration Statement upon the surrender of the JEH Units and Class B Shares, such Class A Shares will be validly issued, fully paid and nonassessable.

        The opinion set forth above is limited in all respects to matters of the Delaware General Corporation Law and applicable federal law of the United States of America, in each case as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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  Exhibit 5.1